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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Foothill Independent Bancorp:

We consent to the incorporation by reference of our report dated March 26, 1997, on the financial statements of Foothill Independent Bank Partners In Your Future retirement plan as of December 31, 1996 and 1995, included as part of this Form 10-K into the Registration Statement on Form S-8 (Registration Number 33-57586).


                                        /s/ Vavrinek, Trine, Day & Company
                                        ---------------------------------------
                                            VAVRINEK, TRINE, DAY & COMPANY
                                            Certified Public Accountants


March 26, 1997
Rancho Cucamonga, California



                                  Exhibit 23.2